Securities Held in Default Status
Metropolitan West Mutual Funds
As of 03/31/13

The below information will be listed as follows:

Sec ID
Port ID
Cusip
Sec Type Code
Sec Type Name
Sec Name - Long
Default Flag
Default Date
Quantity


Sec ID
023771R83
05544UAA3
05544UAC9
10075GAJ2
10075GAJ2
281023AR2
281023AU5
281023AX9
281023BA8

Port ID
MW50
MW20
MW20
MW50
MW80
MW50
MW50
MW50
MW50

Cusip
023771R83
05544UAA3
05544UAC9
10075GAJ2
10075GAJ2
281023AR2
281023AU5
281023AX9
281023BA8

Sec Type Code
105N
025N
020N
132N
132N
105N
105N
105N
105N

Sec Type Name
CORPORATE BONDS
CMO 25 DAY DELAY
CMO 0 DAY DELAY
BANK LOAN
BANK LOAN
CORPORATE BONDS
CORPORATE BONDS
CORPORATE BONDS
CORPORATE BONDS

Sec Name - Long
AMERICAN AIRLINES, INC.
BHN I MORTGAGE FUND, SERIES 1997-2, CLASS A1
BHN I MORTGAGE FUND, SERIES 1997-2, CLASS A2
BOSTON GENERATING, LLC, 1ST LIEN TERM LOAN
BOSTON GENERATING, LLC, 1ST LIEN TERM LOAN
EDISON MISSION ENERGY
EDISON MISSION ENERGY
EDISON MISSION ENERGY
EDISON MISSION ENERGY

Default Flag
Y
Y
Y
Y
Y
Y
Y
Y
Y

Default Date
9/14/2011
2/1/2008
2/1/2008
9/22/2011
9/22/2011
6/15/2012
11/15/2012
11/15/2012
11/15/2012

Quantity
8,390,000.00
13,760.00
2,500.00
254,344.47
107,166.42
2,540,000.00
40,430,000.00
5,890,000.00
14,845,000.00